Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-53517 and 333-45730) and Form S-8 (File No. 333-141852) of Speedus Corp. of our report dated March 27, 2008 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
October 12, 2009